EXHIBIT 10.1ae

FIRST AMENDMENT TO THE
SAUER-DANFOSS, INC.
409A DEFERRED COMPENSATION PLAN
FOR SELECTED EMPLOYEES AND US NONEMPLOYEE DIRECTORS
(as Amended and Restated Effective January 1, 2008)

WHEREAS, Sauer-Danfoss Inc., a Delaware corporation (the “Company”), maintains the Sauer-Danfoss Inc. 409A Deferred Compensation Plan for Selected Employees and US Nonemployee Directors, as amended and restated effective January 1, 2008 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to freeze participation in the Plan, to provide that no current Participant may make an election under the Plan to defer compensation earned after December 31, 2012 and to make certain other changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Effective December 1, 2012, all references in the Plan to “Executive Office” shall be deemed references to the Sauer-Danfoss Leadership Team.

2.	Section 4.1(a) is hereby amended, effective December 1, 2012, by adding the following sentence at the end thereof:

“Notwithstanding any provision of this Plan to the contrary, no US Nonemployee Director, Company Officer or Employee who is not a Participant in the Plan on December 1, 2012, shall become eligible to participate in the Plan after December 1, 2012.”

3.	Section 4.2(b) of the Plan is hereby amended, effective December 1, 2012, by the addition of the following sentence at the end thereof:

“Notwithstanding any provision of this Plan to the contrary, no Compensation earned on or after January 1, 2013, may be deferred under the Plan.”

4.	Article 9 of the Plan is hereby amended, effective December 1, 2012, by adding the following sentence at the end thereof:

“Upon termination of the Plan, deferred compensation accounts may, at the discretion of the Committee, be distributed to Participants if the Committee determines that such distribution will not constitute a prohibited acceleration under Code Section 409A.”

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer or representative of the Company this 10 day of December, 2012.

SAUER-DANFOSS INC.

By: /s/ Anne L. Wilkinson
Anne L. Wilkinson

Title: Executive Vice President, HR